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           As filed with the Securities and Exchange Commission on May 25, 2000
                                                           Registration No. 333-
==================================================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               _________________

                          PATINA OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                          75-2629477
   (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                     1625 Broadway, Denver, Colorado 80202
                          Telephone No. (303) 389-3600
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                               _________________

                        1996 Employee Stock Option Plan
               1996 Stock Option Plan for Non-Employee Directors
                            (Full title of the plan)

                                David J. Kornder
                   Vice President and Chief Financial Officer
                                 1625 Broadway
                             Denver, Colorado 80202
                                 (303) 389-3600
 (Name, address, including zip code and telephone number of agent for service)
                               _________________

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

                            MICHAEL D. WORTLEY, ESQ.
                             Vinson & Elkins L.L.P.
                   3700 Trammel Crow Center, 2001 Ross Avenue
                           Dallas, Texas  75201-2975
                                 (214) 220-7700



                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
 Title of each class                             Proposed maximum       Proposed maximum       Amount of
 of securities to be        Amount to be        offering price per     aggregate offering    registration
 registered                  registered              share (1)             price (1)              fee

------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01           3,000,000                    $16.375            $49,125,000         $12,969
 par value per share..


==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price for the 3,000,000 shares issuable under the 1996 Employee Stock Option Plan and the 1996 Stock Option Plan for Non-Employee Directors was based on a price of $16.375, the last sale price of the Common Stock of the Company reported on the New York Stock Exchange on May 23, 2000.


===================================================================================================================
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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     a. The Registrant's Annual Report on From 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("the "Exchange Act");

     b. All other reports filed by the Registrant since December 31, 1999 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

     c. The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (No. 333-572) as filed with the Securities and Exchange Commission on March 20, 1996, including any subsequent amendment(s) or report(s) filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202, Attention: Secretary, telephone (303) 389-3600.


Item 4.  Description of Securities

         Not applicable


Item 5.  Interests of named Experts and Counsel

         Not applicable


Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding because such person is or was an officer or director of the company or is a person who is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of a company's certificate of incorporation and the bylaws were adopted or as may be thereafter amended. Each of Article VI of our Bylaws and Article Nine of our Certificate of Incorporation expressly provide that it is not the exclusive method of indemnification.

     Article VI of our Bylaws also provides that we may maintain insurance, at our expense, to protect us and any director, officer, employee or agent of ours or of another entity against any expense, liability or loss, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. Article Eight of our Certificate of Incorporation contains such a provision.

     We have entered into indemnification agreements with each of our officers and directors and may in the future enter into such indemnification agreements with our directors, officers, employees and agents. These indemnification agreements provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. These indemnification agreements do not change the basic legal standards for indemnification set forth in the DGCL or in our Certificate of Incorporation. We have furthered, not limited, the general right to indemnification provided in our Certificate of Incorporation and Bylaws.


Item 7.  Exemption from Registration Claimed

         Not applicable


Item 8.  Exhibits

         4.2 1996 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.20 of Amendment No. 2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-572)).

         4.2 First Amendment to the 1996 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Company's Form 10-Q for the quarter ended June 30, 1999).

         4.2 1996 Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.21 of Amendment No. 2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-572)).

        *5.1    Legal Opinion of Vinson & Elkins L.L.P.

       *23.1    Consent of Arthur Andersen LLP

        23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)

        24.1 Powers of Attorney of Directors and Officers of Patina Oil & Gas Corporation (included in signature page to this registration statement)

___________________
  *Filed herewith.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the "Plan of Distribution" not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Patina Oil & Gas Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Patina Oil & Gas Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 23rd day of May, 2000.

                                         PATINA OIL & GAS CORPORATION
                                         (A Delaware Corporation)


                                         By:    /s/ David J. Kornder
                                              ------------------------------
                                         Name:  David J. Kornder
                                              ------------------------------
                                         Title: Chief Financial Officer
                                               -----------------------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Kornder his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities indicated on the dates indicated.

                  Signature                                       Title                         Date


  /s/ Thomas J. Edelman                                   Chairman of the Board              May 23, 2000
----------------------------------------------        (Principal Executive Officer)
 Thomas J. Edelman

 /s/ Jay W. Decker                                        President and Director             May 23, 2000
----------------------------------------------
 Jay W. Decker

/s/ David J. Kornder                             Vice President and Chief Financial Officer  May 23, 2000
----------------------------------------------
David J. Kornder

/s/ Christopher C. Behrens                                         Director                   May 23, 2000
----------------------------------------------
Christopher C. Behrens

/s/ Robert J. Clark                                                Director                   May 23, 2000
----------------------------------------------
Robert J. Clark

/s/ Thomas R. Denison                                              Director                   May 23, 2000
----------------------------------------------
Thomas R. Denison

/s/ Elizabeth K. Lanier                                            Director                   May 23, 2000
----------------------------------------------
Elizabeth K. Lanier

/s/ Alexander P. Lynch                                             Director                   May 23, 2000
----------------------------------------------
Alexander P. Lynch

Index To Exhibits

       4.1 1996 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.20 of Amendment No. 2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-
              572)).

       4.2 First Amendment to the 1996 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Company's Form 10-Q for the quarter ended June 30, 1999).

       4.3 1996 Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.21 of Amendment No. 2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-572)).

      *5.1    Legal Opinion of Vinson & Elkins L.L.P.

     *23.1    Consent of Arthur Andersen LLP

      23.3 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)

      24.1 Powers of Attorney of Directors and Officers of Patina Oil & Gas Corporation (included in signature page to this registration statement)

___________________
  *Filed herewith.